Exhibit 99.1

FOR IMMEDIATE RELEASE August 18, 2008

IPTIMIZE PURCHASES COMMERCIAL VOICE ASSETS IN NEVADA, IDAHO AND UTAH

IPtimize More than Doubles its Customer Base, Partnering with AFS for Commercial Voice Service Expansion

Denver, CO, August 18, 2008 – IPtimize, Inc. (Pink Sheets: IPZI, “IPtimize”), a broadband voice and data service provider, and American Fiber Systems, Inc. (AFS), a leader in metro fiber connectivity, announced today that IPtimize has acquired AFS’s broadband access and hosted VoIP telephone services business. Based in Boise, Idaho, the commercial VoIP business assets acquired by IPtimize serve small business and enterprise customers in four metropolitan areas: Boise, Idaho and its surrounding areas, Reno and Las Vegas, Nevada and Salt Lake City, Utah. The acquisition more than doubles the number of IP endpoints served by IPtimize and adds both expanded geographic reach and an established commercial customer base to the growing VoIP business at IPtimize.

“Offering turnkey commercial offerings that satisfy the flexibility, convenience and economic needs of today’s businesses is what we do best,” said IPtimize Chairman and CEO Ron Pitcock. “AFS built an excellent foundation in the commercial voice space, and we look forward to expanding the services and options available to both existing and new customers as IPtimize enters these markets.”

IPtimize will be offering a complete suite of advanced commercial voice services to the acquired AFS customers, continuing to work with AFS to provide commercial VoIP and data management services to AFS customers in other markets as well. The transition is expected to be seamless for customers.

“All four of these cities are experiencing very good business growth, and IPtimize is the perfect resource to meet their expanding needs” says Dave Rusin, CEO, American Fiber Systems. “Our business focus is broadening beyond commercial voice applications, and it makes sense to work with the specialists at IPtimize to maintain and continually enhance business-class services for these and other customers.”

Though additional details of the agreement were not disclosed, the transaction is a debt-free cash transaction which closed last week.

About IPtimize, Inc.

IPtimize is a broadband voice and data service provider focused on connecting, adapting and managing commercial and residential IP services for select industry channels. Utilizing proven, standards-based Internet delivery technologies, IPtimize enables its customers to offer business-class bundled services that are easy to implement and network. The solutions/services are carrier and terminal equipment agnostic, cost efficient, fully monitored and supported. IPtimize works directly with leading international network providers to simplify each customer’s navigation and management of the voice business and other IP opportunities. For more information, visit www.iptimize.com.

About American Fiber Systems

American Fiber Systems (AFS) provides metropolitan fiber optical networking infrastructure, dark fiber and transport services to carriers and large enterprises. AFS enables its customers to easily and reliably connect to a city’s most important points of communications presence; Internet Service Provider (ISP) and data center locations; Inter-exchange “carrier-hotels;” wireless providers and Fortune 1000 companies. AFS has deployed more than 1.2 million miles of high-capacity, high-bandwidth metropolitan fiber optic cable since 2000 in several cities, including Atlanta, Ga.; Boise, Idaho; Cleveland, Ohio; Kansas City, Kan./Mo.; Las Vegas, Nev.; Minneapolis/Saint Paul, Minn.; Nashville, Tenn.; Reno and Carson City Nev.; and Salt Lake City, Utah. AFS has more than 500 capacity enabled on-net buildings and supports an addressable market teledensity of more than $9 billion in annualized telecommunications services. AFS is a privately held venture-backed company headed up by Dave Rusin. Read Dave’s blog at www.TelecomStraightShooter.com.

Contacts:
Corporate	Investor
October Strategies, Inc. for IPtimize	Cirrus Financial Communications
LaRae Marsik or Joanne Dant	Pamela Solly
(303) 471-4511, (303) 346-5527	(720) 489-4912
info@octoberstrategies.com	pamela.solly@cirrusfc.com

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward looking statements if they comply with the requirements of the Act.